UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Minn Shares Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54218 (Commission File Number)	37-1615850 (I.R.S. Employer Identification No.)

315 E. Lake St. Suite 301, Wayzata, MN 55391

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 7, 2017, the board of directors of Minn Shares Inc. (the “Company”) approved the dismissal of Lurie, LLP (“Lurie”) as the Company’s independent registered public accounting firm.

Lurie’s audit reports on the financial statements of the Company as of and for the years ended December 31, 2014 and 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Lurie’s reports for the years ended December 31, 2014 and 2015 (i) contained an explanatory paragraph concerning the Company’s ability to continue as a going concern, and (ii) were qualified by a statement that the Company’s consolidated financial statements were prepared assuming the Company would continue as a going concern and did not include any adjustments that might have resulted from the outcome of this uncertainty. In addition, because the Company was not required to have, and Lurie was not engaged to perform, an audit of the Company’s internal control over financial reporting, Lurie did not express an opinion on the effectiveness of the Company’s internal control over financial reporting.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2017 through the date of this report, there were no disagreements with Lurie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Lurie, would have caused Lurie to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s consolidated financial statements and there were no “reportable events” as that term is defined in Regulation S-K, Item 304(a)(1)(v).

The Company has provided Lurie with a copy of the foregoing statements and has requested and received from Lurie a copy of the letter addressed to the Securities and Exchange Commission stating that Lurie agrees with the above statements. A copy of the letter from Lurie is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
16.1	Letter from Lurie, LLP to the Securities Exchange Commission dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2017	By:	/s/ John P. Yeros
Its: Chief Executive Officer